EXHIBIT 11


                      FIRST KEYSTONE CORPORATION
               COMPUTATION OF EARNINGS PER COMMON SHARE



             For the Nine Month Period Ended September 30,
                             2000 and 1999


(Dollars in Thousands)
                                             2000          1999
Primary
  Net Income                                 $          3,844       $           3,878
    Shares
      Weighted average number of
        common shares outstanding                   2,833,727               2,872,718
      Adjustments - increases or
        decreases                                        None                    None
      Weighted average number of
        common shares outstanding
        as adjusted                                 2,833,727               2,872,718

      Primary earnings per common
        share                                $    1.36     $    1.35


Assuming full dilution
  Net Income                                 $          3,844       $           3,878
    Shares
      Weighted average number of
        common shares outstanding                   2,833,727               2,872,718
      Adjustments - increases or
        decreases                                        None                    None
      Weighted average number of
        common shares outstanding
        as adjusted                                 2,833,727               2,872,718

      Earnings per common share
        assuming full dilution               $    1.36     $    1.35




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